Exhibit 8.1

PRIVILEGED & CONFIDENTIAL

[Form of Exhibit 8.1 Opinion]

[Firm Letterhead to be Provided]

[ • ] 2026

Re: [ • ]

Ladies and Gentlemen:

We have acted as counsel to Eaton Corporation plc, an Irish public limited company (“Eaton”) in connection with (i) the proposed distribution by Eaton to its shareholders of the stock of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”), which will own and operate Eaton’s mobility business (the “Mobility Business”), as a split-off exchange offer, as described below (the “Distribution”) and certain other related transactions (such series of transactions, the “Separation”), and (ii) the merger of Atlas Mobility Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SpinCo (“Merger Sub”), with and into Dana Incorporated, a Delaware corporation (“Dana”), with Dana surviving as a wholly-owned subsidiary of SpinCo (the “Merger”), and (iii) immediately following the Merger, the merger of Dana with and into a Delaware limited liability company, a direct wholly owned subsidiary of SpinCo (“Merger Sub LLC”), with Merger Sub LLC as the surviving entity (the “Second Merger” and, together with the Merger, the “Mergers).1

The series of transactions that separate the Mobility Business from Eaton’s other businesses is proposed to involve, among other things, the contribution of certain Mobility Business assets by Eaton Corporation, a corporation registered in the State of Ohio (“Eaton Ohio”), to SpinCo in consideration for (i) the assumption by SpinCo of certain liabilities associated with the Mobility Business, (ii) the issuance of SpinCo common stock and (iii) SpinCo’s payment of a portion of the SpinCo Cash Payment (the “Eaton Ohio Contribution”), which will be followed by the distribution of 100 percent of the SpinCo common stock by Eaton Ohio to its shareholder, Eaton Holding XIII (the “Eaton Ohio Distribution”). Following consummation of the Eaton Ohio Distribution, other members of the Eaton Group (excluding Eaton) will transfer to SpinCo or certain members of the SpinCo Group assets and liabilities associated with the Mobility Business and, thereafter, members of the Eaton Group will transfer, directly or indirectly, 100 percent of the SpinCo common stock to Eaton.

In connection with the Distribution and certain related transactions, and based on market conditions prior to the Distribution, Eaton will determine whether the shares of SpinCo common stock will be distributed to Eaton shareholders in a split-off exchange offer (the “Exchange Offer”), with any remaining shares of SpinCo common stock owned by Eaton distributed on a pro rata basis to Eaton shareholders whose Eaton Ordinary Shares remain outstanding after the consummation of the Exchange Offer (a “Clean-Up Spin-Off”), as described in the registration statements of SpinCo on Forms S-1 and S-4 filed with the Securities and Exchange Commission (the “SEC”), including all amendments and exhibits thereto (the “Registration Statements”).

[1]	Capitalized terms used and not otherwise defined herein have the meanings set forth in the Registration Statements.

PRIVILEGED & CONFIDENTIAL

In preparing our opinion, we have relied upon the accuracy and completeness of certain statements, representations, warranties and covenants made, and information made available by representatives of Eaton, SpinCo, Dana and their respective subsidiaries, including the accuracy and completeness of all representations and covenants set forth in the letters dated as of the date hereof (i) by officers of Eaton on behalf of Eaton and SpinCo (the “Eaton Officer’s Certificate”), and (ii) [by an officer] of Dana on behalf of Dana (the “Dana Officer’s Certificate” and, together with the Eaton Officer’s Certificate, the “Officer’s Certificates”). We have also relied upon the accuracy and completeness of the statements, representations, warranties, covenants and information set forth in the following documents:

•	the Registration Statements;

•

the transaction agreements (including all schedules, exhibits or other attachments thereto) pursuant to which the Distribution and the Transactions have been and will be effected (collectively, with the documents referred to in the preceding bullets and with the Officer’s Certificates, the “Transaction Documents”); and

•	such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

For purposes of rendering our opinion, we have assumed that such statements, representations, warranties and information set forth in the Transaction Documents are true, correct and complete, and that such covenants will be complied with, in each case, without regard to any qualification as to knowledge, belief, intent or otherwise. Our opinion assumes and is expressly conditioned on, among other things, the statements, representations, warranties and covenants made by representatives of Eaton, SpinCo, Dana and their respective subsidiaries, including those set forth in the Transaction Documents. We have assumed that the Transactions will be consummated in the manner contemplated by the Registration Statements and the Transaction Documents. Our opinion further is expressly conditioned on the following: at the time of the Distribution (i) an appropriate officer of each of Eaton, SpinCo and Dana will execute certificates that include representations and covenants substantially similar to those contained in the Officer’s Certificates and (ii) we will deliver the Spin-Off Tax Opinion.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

PRIVILEGED & CONFIDENTIAL

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statements under the heading “U.S. Federal Income Tax Considerations of the Distribution,” we are of the opinion that, for U.S. federal income tax purposes:

(i)

the Distribution will qualify as a transaction in which the SpinCo common stock distributed to holders of Eaton Ordinary Shares is treated as “qualified property” for purposes of Section 355(c) of the Code (and neither Section 355(d) nor Section 355(e) of the Code causes such SpinCo common stock to be treated as other than “qualified property” for such purposes);

(ii)	Eaton will recognize no income, gain or loss on the Distribution solely by virtue of Section 355(c) of the Code;

(iii)

U.S. holders of Eaton Ordinary Shares will (x) recognize no income, gain or loss upon the receipt of SpinCo common stock in the Distribution (except with respect to cash in lieu of fractional shares of SpinCo common stock, if any) under Section 355(a) of the Code, and (y) recognize no gain or have any income inclusion under Section 367(b) of the Code;

(iv)	the Eaton Ohio Contribution, taken together with the SpinCo Cash Payment and Eaton Ohio Distribution, will qualify as a “reorganization” within the meaning of Sections 368(a) and 355 of the Code;

(v)

the Eaton Ohio Distribution will qualify as a transaction in which SpinCo common stock distributed to Eaton Ohio’s shareholder is treated as “qualified property” for purposes of Section 355(c) of the Code (and neither Section 355(d) nor Section 355(e) of the Code causes such SpinCo common stock to be treated as other than “qualified property” for such purposes); and

(vi)

neither Eaton Ohio nor SpinCo will recognize any income, gain or loss on the Eaton Ohio Contribution and Eaton Ohio Distribution under Sections 355, 361 and/or 1032 of the Code, including with respect to any cash received (including with respect to the SpinCo Cash Payment) by Eaton Ohio from SpinCo in such transactions (except to the extent the amount of the SpinCo Cash Payment and liabilities assumed exceeds Eaton Ohio’s adjusted tax basis in the SpinCo common stock and assuming Eaton Ohio transfers to creditors or distributes to shareholders the cash received in such payment in pursuance of the plan of reorganization within the meaning of Section 361(b)(1) of the Code).

PRIVILEGED & CONFIDENTIAL

Except as expressly set forth above, we express no other opinion. This opinion has been prepared in connection with the Registration Statements and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Transactions and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statements and the use of our name under the heading “U.S. Federal Income Tax Considerations of the Distribution” in the Registration Statements. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

[Signature]